AMENDMENT TO EMPLOYMENT AGREEMENT

This amendment agreement is hereby made and entered into this 15th day of March, 1999, by and between Financial Intranet, Inc., a Nevada corporation (the "Company") and Michael Sheppard, with an office at 410 Saw Mill River Road, Suite B2040, Ardsley, NY 10502 (the "Executive").

                                   WITNESSETH

         WHEREAS, the Company and the Executive entered into an Employment Agreement, dated September 12, 1997 (the "Agreement"), as amended on December 15, 1998 and now desire to amend the Agreement.

        NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is agreed as follows:

         1. Subparagraph (c) of paragraph 3 of the Agreement is hereby deleted and the following is hereby substituted in its place:

        (C) (I) The parties acknowledge that as of December 31, 1998, the Executive has been granted an option to purchase 2,231,352 shares of the Company's Common Stock. The exercise price shall be $.19 per share.

        All options granted under this Employment Agreement expire on December 31, 2002, subject to termination on such other date as provided as follows (the "Option Period"). Upon termination, the Executive shall not be entitled to any additional options. If the Executive dies, the Executive's estate shall have the right to exercise any options granted hereunder until the end of the Option Period. In the event the Executive voluntarily leaves the employ of the Company , any option then held by the Executive shall terminate immediately. In the event that the Executive's employment is terminated for any reason by the Company, any option then held by the Executive shall terminate 90 days following such termination, provided that any options shall terminate immediately upon termination for cause.

                (II) Any option granted to the Executive is personal to the Executive and is not assignable by the Executive. All options shall be exercised by written notice as called for in this Employment Agreement. Delivery of the certificates representing the shares called for under the within option shall be made promptly after receipt of such notice of exercise, against the payment of the purchase price by certified check or cashier's check.

                (III) Shares issued pursuant to the grant of the options in accordance with the terms of this agreement may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of except as provided for under Rule 144 of the Securities and Exchange Act of 1933 (the "Act"). The following shall apply:




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                   (A)    Said Common Stock must be held indefinitely unless (1)
distribution of said Common Stock has been made registered under the Act, (2) as sale of said Common Stock is made in conformity with the provisions of Rule 144 of the Act, or (3) in the opinion of counsel acceptable to the Company, some other exemption from registration is available;

                   (B) The Executive will not make any sale, transfer or other disposition of said Common Stock except in compliance with the Act and Rules and Regulations thereunder;

                   (C) The Executive is familiar with all of the provisions of Rule 144 including (without limitation) the holding period thereunder;

                (IV) The Company is under no obligation to register the sale, transfer or other disposition of said Common Stock by the Executive or on his behalf or to take any other action necessary in order to make compliance with an exemption from registration available;

                (V)  There  will  be  a   restrictive   legend   placed  on  the
certificates for said Common Stock stating in substance:

           "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be sold, pledged, or otherwise transferred except pursuant to an effective registration statement under said Act, SEC Rule 144 or an opinion of counsel acceptable to the company that some other exemption from registration is available."

                (VI) The number of Shares subject to this Option during the Option Period shall be cumulative as to all prior dates of calculation and shall be adjusted for any stock dividend, subdivision, split-up or combination of common stock.

                (VII)The exercise price shall subject to adjustment from time to time as follows:
                         (1)If, at any time during the Option Period, the number
of shares of common stock outstanding is increased by a stock dividend payable in shares of common stock, then, immediately following the record date fixed for the determination of holders of shares of common stock entitled to receive such stock dividend, subdivision or split-up, the exercise price shall be appropriately decreased so that the number of Shares included in the Shares issuable upon the exercise hereof shall be increased in proportion to such increase in outstanding shares.

                         (2)If, at any time during the Option Period, the number
of shares of common stock outstanding is decreased by a combination of outstanding shares of common stock, then, immediately following the record date for such combination, the exercise price shall be appropriately increased so that the number of Shares issuable upon the exercise hereof shall be decreased in outstanding shares.




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                (VIII)  The  parties  acknowledge  that  the  Executive  is  not currently entitled to any additional options or warrants pursuant to this agreement or any previous agreement with the Company.

         2. Except as herein provided, the Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused the due execution hereof the day and year first above written.

                                                        Financial Intranet


                                                        By:   /s/Maura Marx,
                                                        Executive Vice President

                                                            /s/Michael Sheppard